AMENDMENT TO

AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (the “Amendment”) is entered into as of August 2, 2016 by and between COMMONWEALTH INTERNATIONAL SERIES TRUST, a Massachusetts business trust (the “Borrower”) and FIFTH THIRD BANK, an Ohio banking corporation (the “Bank”).

WHEREAS, the Borrower and the Bank entered into a certain Amended and Restated Revolving Credit Agreement dated as of August 1, 2012, as amended from time to time (the “Agreement”); and

WHEREAS, the Borrower and Bank mutually desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Modifications to the Agreement.

1.1. Except as otherwise defined herein, capitalized terms used and not defined herein shall have the meanings assigned to them in the Agreement as amended hereby.

1.2. On the date of this Amendment, Borrower agrees to pay to Bank an upfront commitment fee equal to $2,000.00.

1.3. The first sentence of Section 2.5 of the Agreement is hereby amended and restated to read in its entirety as follows:

Section 2.5 Term of Facility. Except as otherwise provided in this Section 2.5, the term of the Facility shall expire on July 31, 2017, and the entire outstanding principal balance of the Note, and all accrued interest, shall become due and payable not later than that date in the event that any principal or accrued interest has not been previously repaid.

Section 2. Miscellaneous Provisions.

2.1. Borrower hereby ratifies and agrees that except for this Amendment, all provisions of the Agreement and all other agreements and instruments executed by Borrower in connection with the Agreement remain in full force and effect.

2.2. This Amendment is an instrument in writing as contemplated by Section 8.3 of the Agreement, it may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement and is effective to modify the Agreement as set forth herein.

2.3. From and after the effective date of this Amendment, all references to the Agreement, in the Agreement and in each of the other Loan Documents shall be deemed to be references to the Agreement as amended pursuant to this Amendment.

2.4. This Amendment shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, neither Borrower nor Bank may assign any of its respective rights or delegate any of its respective obligations hereunder without the prior written consent of the other.

2.5. Bank and Borrower expressly agree that the obligations of Borrower hereunder, and under the Agreement, shall not be binding upon any of Borrower’s directors, shareholders, nominees, officers, agents or employees personally. The execution and delivery of this Amendment has been authorized by Borrower’s directors, and this Amendment has been signed and delivered by an authorized officer of Borrower, acting as such, and neither such authorization by the directors nor such execution and delivery by the directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.

IN WITNESS WHEREOF, Borrower and Bank have executed this Amendment to Amended and Restated Revolving Credit Agreement by their duly authorized officers as of the date first above written.

COMMONWEALTH INTERNATIONAL SERIES TRUST

By:	/s/ Robert W. Scharar
Robert W. Scharar, President

FIFTH THIRD BANK

By:
Lisa Lyman, Vice President

2

FR U-1
OMB Number 7100-0115
Approval expires January 31, 2018
Page 1 of 2
Board of Governors of the Federal Reserve System

Statement of Purpose for an Extension of Credit Secured by Margin Stock—FR U-1

Fifth Third Bank

This form is required by law (15 U.S.C. §§ 78g and 78w; 12 C.F.R. § 221).	The Federal Reserve may not conduct or sponsor, and an organi- zation (or a person) is not required to respond to, a collection of information unless it displays a currently valid OMB control number

Instructions

1.	This form must be completed when a bank extends credit in excess of $100,000 secured directly or indirectly, in whole or in part, by any margin stock.

2.	The term “margin stock” is defined in Regulation U (12 C.F.R. § 221) and includes, principally: (1) stocks that are registered on a national securities exchange or any over-the-counter security designated for trading in the National Market System; (2) debt securities (bonds) that are convertible into margin stock; and (3) shares of most mutual funds.

3.	Please print or type (if space is inadequate, attach separate sheet).

Part I

To be completed by borrower(s)

1.	What is the amount of the credit being extended? $ 2,000,000.00

2.	Will any part of this credit be used to purchase or carry margin stock? ☐ Yes ☒ No

If the answer is “No,” describe the specific purpose of the credit.         Renewal Revolving Line of Credit used for Working Capital. Loan proceeds will not be used to purchase margin stock.

I (We) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered, and not stolen, forged, or counterfeit.

Signed: Commonwealth International Series Trust )	Signed:

By: /s/ Robert W. Scharar 7/28/16	Borrower’s Signature Date
Borrower’s Signature Date

Robert W. Scharar, President
Print or type name	Print or type name

This form should not be signed if blank.

A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regulation U will also violate Federal Reserve Regulation X, “Borrowers of Securities Credit.

Public reporting burden for this collection of information is estimated to average 10 minutes per response, including the time to gather and maintain data in the required form and to review instructions and complete the information collection. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551 ; and to the Office of Management and Budget, Paperwork Reduction Project (7100-0115), Washington, DC 20503.

01/2015

FIFTH THIRD BANK SETTLEMENT STATEMENT Borrower # 1 Commonweatlh International Series Trust

DISBURSEMENT SUMMARY		Amount	Code
Disbursement Entity #1	Fifth Third Bank	$2,000.00	A
Disbursement Entity #2	Fifth Third Bank (reimbursement for expenses paid outside of closing)	$450.00	B
Total Disbursements		$2,450.00
GROSS PROCEEDS		Amount
1. Note 0904868858-18 Full Amount: $2,000,000.00 |
2. Amount Received from Borrower / Up Front Fees (“Good Faith Estimate”)
3. Amount Due from Borrower		$2,450.00

Check enclosed
Debit Account #
Draw on Loan
☒	Bill Customer via AFS

4. Total Gross Proceeds		$2,450.00

EXPENSES AND DISBURSEMENTS		Amount	Code
5. Note Processing Fee
6. Commitment Fee		$2,000.00	A
7. Upfront Commitment Fee Paid
8. Covenant Violation Waiver Fee
9. Forbearance Fee
10. Derivative Fee
11. SBA—Guarantee Fee
12. SBA—Loan Packaging Fee
13. Flood Certification Fee
14. UCC Search Fee
15. UCC Filing Fee
16. Vehicle Title Fees
17. Certificate of Good Standing & Articles of Incorporation
18. Attorney Fee payable to:	Graydon Head	$450.00	B
19. Survey Fee payable to:
20. Appraisal/Valuation Fee payable to:
21. Appraisal/Valuation Review Fee
22. Environmental Fee payable to:
23. Environmental Review Fee
24. Recording Fees		$0.00

MTG.
AORL
UCC
DEED
MISC.
	Amount	Code

25. Title Insurance Fees (Commitment) payable to:
26. Closing Fee—Title Company payable to:
27. Title Search Fee payable to:
28. CLAS Recording Service Fee payable to:
29. Non CLAS Recording Service Fee payable to:
30. Intangible Recording Tax (Georgia Only) payable to:
31. Intangible Tax (Florida Only) payable to:
32. Documentary Stamp Tax (Florida Only) payable to:
33. Indebtedness Tax (Tennessee Only) payable to:

34. Internal Payoff or Reductions to Other Obligations | $0.00
35. Other Disbursements Authorized by Borrower (incl. external payoffs) | $0.00
36. Total Expenses and Disbursements	$2,450.00
NET PROCEEDS	Amount
37. Total Gross Proceeds Shown—Item # 4	S2,450.00
38. Less Total Expenses and Disbursements—Item # 36	-$2,450.00
39. Funds FROM/TO “OBLIGOR/OBLIGATION—BORROWER NAME”	$0.00
40. Total Net Proceeds	$0.00
41. Amount To Be Deposited into Borrower’s Account #:	$0.00
42. Amount To Be Wired into Borrower’s Account #:	$0.00
43. Amount To Be Disbursed to Borrower By Check #:	$0.00
44. Total Net Proceeds (Note: Should be equal to zero)	$0.00

Borrower(s) hereby authorizes Fifth Third Bank to make for and on behalf of Borrower(s) the expenditures and disbursements listed above and approve same for payment.

ACCEPTED:

FIFTH THIRD BANK

Lender Name	Lender Title	Signature and Date:
Lisa Lyman	Vice President

BORROWER SIGNATURE(S)

Borrower Name	Signer Name	Signer Title	Signature and Date:
Commonweatlh International Series Trust	Robert W Scharar	President	by /s/ Robert W Scharar 7/28/16

FR U-1 Page 2 of 2

Part II

To be completed by bank only if the purpose of the credit is to purchase or carry margin securities (Part I (2) answered “yes”).

1.	List the margin stock securing this credit; do not include debt securities convertible into margin stock. The maximum loan value of margin stock is 50 percent of its current market value under the current Supplement to Regulation U.

No. of shares	Issue	Market price per share	Date and source of valuation (See note below)	Total market value per issue

2. List the debt securities convertible into margin stock securing this credit. The maximum loan value of such debt securities is 50 percent of the current market value under the current Supplement to Regulation U.

Principal amount	Issue	Market price	Date and source of valuation (See note below)	Total market value per issue

3. List other collateral including nonmargin stock securing this credit.

Describe briefly	Market price	Date and source of valuation (See note below)	Good faith loan value

NOTE: Bank need not complete fields for Date and source of valuation if the market value was obtained from regularly published information in either a journal of general circulation or an automated quotation system.

Part III

To be signed by a bank officer in all instances.

I am a duly authorized representative of the bank and understand that this credit secured by margin stock may be subject to the credit restrictions of Regulation U. I have read this form and any attachments, and I have accepted the customer’s statement in Part I in good faith as required by Regulation U*; and I certify that to the best of my knowledge and belief, all the information given is true, accurate, and complete. I also certify that if any securities that directly secure the credit are not or will not be registered in the name of the borrower or its nominee, I have or will cause to have examined the written consent of the registered owner to pledge such securities. I further certify that any securities that have been or will be physically delivered to the bank in connection with this credit have been or will be examined, that all validation procedures required by bank policy and the Securities Exchange Act of 1934 (section 17(f), as amended) have been or will be performed, and that I am satisfied to the best of my knowledge and belief that such securities are genuine and not stolen or forged and their faces have not been altered.

Signed:

Bank Officer’s signature	Date

Lisa Lyman	Vice President
Print or type name	Title

*	To accept the customer’s statement in good faith, the duly authorized representative of the creditor must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person not to accept the statement without inquiry, must have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.

This form must be retained by the lender for three years after the credit is extinguished.	09/2011